UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2018

Towerstream Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33449	20-8259086
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

76 Hammarlund Way – Tech 3 Middletown, RI 02842
(Address of Principal Executive Office)

(401) 848-5848

(Registrant's telephone number, including area code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on May 24, 2018, Towerstream Corporation (the “Company”) adopted a management incentive plan pursuant to which the Company will pay up to $2,000,000 in cash bonuses (subject to withholding and deductions) to officers, directors and employees upon either a sale of the Company or a sale of its assets in each case that results in the payment in full of the obligations due to the Lenders under the Loan Agreement (a “Triggering Sale”). Pursuant to the management incentive plan, Ernest Ortega, the Chief Executive Officer of the Company, is eligible to receive a Triggering Bonus in the amount of $360,000 and an Additional Bonus in the amount of $350,000.

On September 3, 2018, the Board of Directors of the Company approved an incentive bonus of $100,000 payable to Mr. Ortega upon the closing of a Triggering Sale in which Mr. Ortega does not qualify for either the Triggering Bonus or the Additional Bonus.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWERSTREAM CORPORATION

Date: September 6, 2018	By: /s/ Ernest Ortega Name: Ernest Ortega Title: Chief Executive Officer